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                                                                    EXHIBIT 4(g)

                                                                          9/8/94

PERFORMANCE-BASED VESTING
INSIDER FORM

                            FIRST BRANDS CORPORATION
                             STOCK OPTION AGREEMENT

     THIS AGREEMENT is made as of the 9th day of August, 1994, by and between FIRST BRANDS CORPORATION (the 'Company'), a Delaware corporation having its headquarters in Danbury, Connecticut,

                                      and

                                             , an employee of the Company

('Optionee').

                                   ARTICLE 1

                                    RECITALS

     1.1 Optionee is an employee of the Company, and the Company desires to provide Optionee with an increased incentive to achieve long-range corporate objectives and to participate in the long-term growth and financial success of the Company.

     1.2 In order to provide such an increased incentive to its employees, the Company has adopted the First Brands Corporation 1994 Performance Stock Option and Incentive Plan (the 'Plan').

     1.3 The Company desires to grant to Optionee under the Plan stock options that do not qualify as 'incentive stock options' within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended (the 'Code').

     1.4 The terms of the Plan are incorporated by reference herein in their entirety, and capitalized terms used in this Agreement, unless otherwise defined herein, shall have the respective meanings given to such terms in the Plan.

                                   ARTICLE 2

                                  OPTION GRANT

     2.1 Grant. The Company hereby grants to Optionee, subject to the provisions of this Agreement, the right and option to

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purchase up to, but not  exceeding in the aggregate,              shares of  the
Common Stock of the Company, par value $.01 per share (the 'Common Stock'), for the period beginning on August 9, 1994 and ending on August 8, 2004 (the 'Option Term'), at the option price of $32.750 per share.

     2.2 Nonqualified Options. The options granted hereunder (the 'Options') shall be Nonqualified Options and are not intended to qualify as 'incentive stock options' within the meaning of Section 422 of the Code.

                                   ARTICLE 3

                            EXERCISE AND WITHHOLDING

     3.1 (a) Vesting. The Options shall become exercisable ('vest') upon the earlier of (i) the last day of the first period of ten consecutive trading days following the date hereof during which the Fair Market Value per share exceeds $42.00 or (ii) August 8, 2003. There will not be any partial vesting of the Options prior to the vesting date set forth above.

     (b)  Acceleration  of  Vesting.   All  Options  shall  become   immediately
exercisable (i) upon the death, Disability or Retirement of Optionee, and (ii) upon the occurrence of a Change of Control of the Company.

     (c) Restriction on Vesting. Except in the case of the death or Disability of Optionee, no part of the Options shall vest until at least six months have elapsed after the date of this Agreement.

     (d) Exercise. Once Options have vested, they may be exercised at any time and from time to time during the Option Term (except as set forth in Article 4 hereof).

     3.2 Method of Exercise. Options shall be exercised by Optionee by delivering to the Company a Notice in the form set forth as Exhibit A hereto, together with a check payable to the order of the Company and/or shares of Common Stock, with a stock power executed in blank, equal in value to the option price of the shares being purchased. Shares of Common Stock surrendered in exercise of all of any portion of the Option shall be valued at their Fair Market Value on the date of exercise. Active employees may also use the 'Cashless Exercise Program' which was announced to Optionees on June 11, 1991. A copy is attached as Exhibit B to this Agreement.

     3.3 Compliance with Securities Laws. Optionee shall deliver to the Company at the time all or any portion of the Options is exercised any additional evidence as the Company may

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deem necessary  to  establish that  such  exercise  is in  compliance  with  all applicable securities laws.

     3.4 (a) Tax Withholding. The Company shall notify Optionee of the amount of withholding tax, if any, which must be paid under federal and, where applicable, state and local law upon exercise of Options. The Company shall have the right to require Optionee to pay such withholding taxes in either of the following two ways:

          (i) Cash. Such payment may be made in cash, through withholding from Optionee's salary or otherwise, or

          (ii) Common Stock. At the election of Optionee, subject to the approval of the Compensation Committee of the Board of Directors of the Company (the 'Committee'), such payment may be made, in whole or in part, in shares of Common Stock.

     (b) Payment in Shares of Common Stock. Payment of withholding taxes in shares of Common Stock may be made in any of the following three ways, at the election of Optionee, subject to the approval of the Committee, and compliance with such limitations, conditions and restrictions as the Committee may impose, or by a combination of any of such ways:

          (i) Surrender of Options. Optionee may have shares withheld from shares otherwise issuable to Optionee in connection with the exercise of all or any portion of the Options;

          (ii) Previously Acquired Shares. Optionee may deliver previously acquired shares to the Company prior to transfer to Optionee of shares issuable in connection with the exercise of all or any portion of the Options; or

          (iii) Tender Back of Shares. Optionee may tender back shares to the Company from shares issued to Optionee in connection with the exercise of all or any portion of the Options.

     (c) Valuation. Shares so withheld, delivered or tendered back shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined (the 'Tax Date'). The tax withholding obligations that may be paid by such withholding of shares otherwise issuable in connection with the exercise of all or any portion of the Options or the delivery of shares held less than six months may not exceed the minimum withholding requirements imposed by law. The tax withholding obligations that may be paid by the delivery or tender back of shares held by the Optionee for six months or longer may exceed the Optionee's tax obligations associated with the transaction,

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including  any related  FICA obligations,  determined based  upon the Optionee's maximum marginal tax rate. Solely for the purposes of this Section 3.4(c), the six-month period with respect to any restricted stock granted under the Plan or the Company's 1989 Long-Term Incentive Plan and used by Optionee to pay a tax
withholding   obligation  shall   begin  upon   the  lapse   of  the  applicable
restrictions.

     (d) Election. Optionee's election to have withheld shares of Common stock that are otherwise issuable, or to deliver or tender back shares, shall be in writing, shall be irrevocable and shall be delivered to the Company prior to the Tax Date. Such election shall be subject to the approval of the Committee. If Optionee is subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), such election
(i) shall, unless otherwise approved by the Committee, be delivered to the Company (x) at least six months prior to the Tax Date or (y) during a 'window' period as described in Rule 16b-3(e)(3) under the Exchange Act, and (ii) shall not be made within six months after the grant of the Options, except that this limitation shall not apply in the event Optionee dies or becomes Disabled prior to the expiration of such six-month period.

                                   ARTICLE 4

                           TERMINATION OF EMPLOYMENT

     4.1 Termination for Reasons Other than Disability, Retirement or Death. If Optionee's employment by the Company shall terminate for any reason other than Disability or Retirement, or death, all Options which are unexercised on the date of termination of employment shall expire and cease to be exercisable on the earlier of (i) sixty days following the date of such termination of employment, or (ii) the expiration of the Option Term. The Committee, in its sole discretion, may notify Optionee prior to the date of expiration of such Options that any or all of such Options shall remain exercisable for a particular period of time following such date.

     4.2 Retirement. Upon Optionee's Retirement, all Options may be exercised at any time and from time to time for a period ending on the earlier of (i) two years following the date of Optionee's Retirement or (ii) the expiration of the Option Term.

     4.3 Death. Upon Optionee's death, Optionee's executors, administrators, or any person or persons to whom Options have been transferred by will or by the laws of descent and distribution, shall have the right at any time and from time to time to exercise such Options for a period ending on the earlier

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of (i) two years following the date  of Optionee's death or (ii) the  expiration of the Option Term.

     4.4 Disability. Upon Optionee's Disability, all Options may be exercised at any time and from time to time by Optionee or his guardian or legal representative for a period ending on the earlier of (i) two years from the date such Disability occurred, or (ii) the expiration of the Option Term.

                                   ARTICLE 5

                       LIMITED STOCK APPRECIATION RIGHTS

     5.1 Grant. The Company hereby grants to Optionee, in tandem with the options granted under Article 2 hereof, limited stock appreciation rights ('LSARs') with respect to that number of shares of the Common Stock as to which options are granted under Article 2 hereof.

     5.2 Exercise. Upon the occurrence of a Change of Control of the Company (as hereinafter defined), all LSARs granted more than six months prior to such Change of Control shall immediately and without any action or discretion on the part of Optionee, be exercised. Upon the exercise of an LSAR, the option to which such LSAR relates shall terminate and shall no longer be exercisable.

     5.3 Payment. The exercise of an LSAR shall entitle Optionee to receive from the Company an amount equal to the excess of the Fair Market Value (as defined in the Plan) on the date of such exercise of a share of the Common Stock of the Company and the option price of the option to which such LSAR relates. Such amount shall be paid by the Company to Optionee in cash on or promptly following the date of exercise of the LSAR.

     5.4 Change of Control. For the purposes hereof, 'Change of Control' shall mean (i) a merger of the Company into or with another entity, other than a merger in which the former stockholders of the Company own immediately following the transaction more than 50% of the total combined voting rights of all classes of stock of the surviving entity having voting rights or convertible into stock having voting rights; (ii) the sale or other disposition of all or substantially all of the assets of the Company; (iii) the sale or other disposition (except by means of a registered public offering of the Common Stock of the Company on a form other than Form S-4 or any successor form) of an amount of stock comprising more than 50% of the total combined voting rights of all classes of stock having voting rights or convertible into stock having voting rights; (iv) the liquidation or dissolution of the Company; or (v) a change in the composition of the Board of Directors of the Company such that at any time

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a majority of the Board of Directors have been members of the Board of Directors for less than twenty-four months, and the appointment or election of such new members of the Board of Directors was not endorsed by at least three-fourths of the directors who were members of the Board of Directors at the beginning of such twenty-four month period.

                                   ARTICLE 6

                                 MISCELLANEOUS

     6.1 Change in Common Stock. In the event of any change in the outstanding shares of the Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, spin-off, merger, consolidation, combination or exchange of shares or other similar corporate change, or in the event of any special distribution to stockholders (other than a normal cash dividend), then the Committee shall make such adjustment or substitution in the kind and number of shares and prices per share applicable to the Options as the Committee determines to be equitable and appropriate.

     6.2 No Rights as Stockholder. Nothing contained in this Agreement or in the Plan shall be deemed to confer upon Optionee any right to prevent or to approve or vote upon any of the corporate actions described in this Article 6. The existence of the Options shall not affect in any way the right or the power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Optionee shall not be deemed for any purpose to be a stockholder of the Company in respect of any shares as to which Options shall not have been exercised as herein provided, and until such shares have been issued to Optionee by the Company hereunder.

     6.3 Optionee. Whenever the word 'Optionee' is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom options may be transferred by will or by the laws of descent and distribution, the word 'Optionee' shall be deemed to include such person or persons.

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     6.4  No  Transferability.  The  Options are  not  transferable  by Optionee otherwise than by will or the laws of descent and distribution and are exercisable during Optionee's lifetime only by him or his guardian or legal representative. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer, the Options shall terminate and become of no further effect.

     6.5 No Right to Employment. Nothing in this Agreement or the Plan shall confer upon Optionee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of Optionee with or without cause.

     6.6 Registration of Shares Under Plan. The Company shall register the shares reserved for issuance under the Plan on a Form S-8 or any successor form promulgated by the Securities and Exchange Commission and shall maintain the effectiveness of such registration unless the Committee determines that maintaining such effectiveness would be impracticable or materially adverse to the interests of the Company.

     6.7 Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by Optionee to the Company shall be mailed or delivered to the Company at its office at 83 Wooster Heights Road, Danbury, Connecticut 06813, and all notices or communications by the Company to Optionee may be given to Optionee personally or may be mailed to him.

     6.8 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. The Agreement may be amended at any time by written agreement of the parties hereto.

     6.9 Governing Law. This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws.

     6.10 Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with the law continue in full force and effect. If any provision

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of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     6.11 Effect on Other Plans. Income realized by Optionee pursuant to this Agreement shall not be included in Optionee's earnings for the purpose of any benefit plan of the Company in which Optionee may be enrolled or for which Optionee may become eligible unless otherwise specifically provided for in such plan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

OPTIONEE:                                     FIRST BRANDS CORPORATION

......................................        By  ..............................
                                                          Secretary

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                                                                       EXHIBIT A

    EXERCISE OF STOCK OPTION FIRST BRANDS 1994 PERFORMANCE STOCK OPTION AND
                                 INCENTIVE PLAN

     Pursuant to the provisions of the Stock Option Agreement entered into as of
August  9, 1994, between First Brands Corporation (the 'Company') and          ,
Optionee, I  hereby exercise  the nonqualified  stock option  granted under  the
terms  of this Agreement to the extent  of                  shares of the Common
Stock of the Company (the 'Shares'). I deliver to you herewith the following in payment for the Shares:

$          in cash

Stock certificates for                shares of Common Stock of the Company

Cashless Exercise Program

Date: .................................        .................................
                                               Optionee

                                               .................................
                                               Address

                                               .................................
                                               Social Security Number

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                                   EXHIBIT B
                            FIRST BRANDS CORPORATION
                       CASHLESS EXERCISE OF STOCK OPTIONS

     Participants in the First Brands Stock Option Programs who are actively employed may sell option shares without tendering cash or existing shares in advance for payment of the option price to the Company. In this process, participants essentially assign the rights to sell their option shares to Lehman Brothers who in return are required to pay the proceeds to First Brands. The Company then uses our payroll system to withhold applicable federal, state and local taxes, brokerage and transaction fees. The option price is deducted from the proceeds and the optionee receives a check from the Cashier's Department.

     To initiate a transaction under this procedure the optionee must execute two forms (which are available from Lisa Hull, Shareholder Relations Administrator, in Danbury, extension 2581) by 12:00 noon on the date the option is to be exercised. Forms received after 12:00 noon will be processed in the next day's trading. All option shares sold will be at the current market price at the time of the sale. Proceeds will be paid to the optionee after the funds have cleared the brokerage accounts and have been wired to the Company. Brokerage fees charged by Lehman Brothers will be at their discounted rates.

     If you have any questions about this procedure or would like to request exercise forms, please call Lisa Hull in Danbury on extension 2581.